EXHIBIT 99

Contact:         David W. Sharp
(713-361-2630)

For release July 13, 2004

HORIZON OFFSHORE ANNOUNCES SELECTION OF INDEPENDENT AUDITORS

HOUSTON-(July 13, 2004)-Horizon Offshore, Inc. (Nasdaq:HOFF ) today announced that the Audit Committee of its Board of Directors has appointed Grant Thornton LLP to serve as the Company's independent registered public accounting firm for 2004.

"We look forward to working with Grant Thornton in the firm's new role as our independent auditor," said Bill J. Lam, Horizon's Chief Executive Officer.

Prior to the selection of Grant Thornton LLP, PricewaterhouseCoopers LLP had served as the Company's independent registered public accounting firm.  PricewaterhouseCoopers LLP's unqualified audit opinion with respect to the Company's 2003 financial statements was included in the Company's Annual Report on Form 10-K.  There were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Horizon Offshore provides marine construction services for the offshore oil and gas and energy industries. The Company's fleet is used to perform a wide range of marine construction activities, including installation of marine pipelines to transport oil and gas from newly installed production platforms and other subsea production systems, and the installation and abandonment of production platforms.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: industry conditions and volatility; prices of oil and gas; the Company's ability to obtain and the timing of new projects; changes in competitive factors and other material factors that are described from time to time in the Company's filing with the Securities and Exchange Commission.

Actual events, circumstances, effect and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Horizon or any other person that the projected outcomes can or will be achieved.